EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Range Resources Corporation:

We consent to the incorporation by reference in this registration statement on Form S-3 of Range Resources Corporation and the related prospectus, and the registration statement on Form S-3/A (No. 333-76837) and the related prospectus, of our report relating to the consolidated balance sheet of Range Resources Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2002, which report appears in the December 31, 2003 annual report on Form 10-K/A of Range Resources Corporation, and to the reference to our firm under the heading “Experts” in the related prospectus. Our report refers to a change in the Company’s method of accounting for derivative financial instruments and hedging activities in 2001.

/s/ KPMG LLP

Dallas, Texas
June  9, 2004